LEASE AGREEMENT

AGREEMENT OF LEASE entered into effective as of the 1st day of April, 2011, by and between **Westminster Properties, Inc.** a California company located at 1015 Galey Avenue, Suite 200, Los Angeles, CA 90024, with a principal place of business situate at 1 Maplewood Drive, Hazle Township, PA 18202 ("Lessor"), and **Sigma Holdings, LLC**, an Indiana limited liability company d/b/a Fifth Gear, with a principal place of business situate at 6720 Parkdale Place, Indianapolis, IN 46254 ("Lessee").

BACKGROUND

Lessor and Lessee, in consideration of the mutual covenants herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, agree as follows:

1. <u>PREMISES</u>.
Lessor hereby demises and leases to Lessee on the terms and conditions hereinafter set forth, and Lessee hereby leases from Lessor in its present "As Is" condition all that commercial warehouse and office space encompassing approximately 116,400 SF, located at 1 Maplewood Drive, Hazle Township, PA 18202, Luzerne County, and any and all improvements and fixtures therein contained (hereinafter collectively referred to as "Premises"). The Premises along with those improvements and fixtures therein which are to be part of the subject tenancy described herein are more fully identified in **Exhibit A** (diagram) and **Exhibit B** (Improvements/fixture list), and are attached hereto, made a part hereof, respectively. Lessee and its invitees shall also have the right to use and enjoy all roadways, walkways, parking areas, accesses, all facilities contained therein and common areas, adjoining, appurtenant to or serving the Premises.

2. <u>PERMITTED USE</u>
Lessee shall use the Premises for any lawfully permitted business operation which is principally engaged in the operation of order fulfillment services, warehousing and distribution, contact center services, e-commerce management, and internet marketing, accompanied by related ancillary general business offices.

3. <u>TERM</u>.

A. **Initial Term.** This Lease ("Initial Term") shall commence on April 1, 2011 ("Rental Commencement Date") for a term of seventy-two (72) months from April 1, 2011 to March 31, 2017, unless sooner terminated by the earlier of: (i) an Event of Default as described hereinafter; or (ii) upon an Early Termination Right described herein. This Lease shall not automatically renew upon its natural expiration.

B. **Option Term.** Provided Lessee is not in default of this Lease and this Lease is not terminated prior to the end of the Initial Term as set forth herein, Lessee shall have two (2) separate options for extending this Lease under the same terms and conditions then existing where each option is for an additional twenty-four (24) month period. (Either or both the aforementioned option periods are sometimes individually and/or jointly hereinafter referenced the "Option Term"). Minimum Rental for the Option Term(s) shall be that set forth in grid depicted in Section 4(A) and further described in such subsection. In any event, Lessee shall exercise a given right to renew one or more of the Option Terms by giving Lessor no less than One Hundred and Eighty (180) days written notice prior to the termination of the Initial Term.

C. **Early Termination Right.** Lessee shall have the right to terminate the Lease (the "Termination Option") effective: (i) upon the fourth (4th) anniversary of the Commencement Date ("Discretionary Termination"); or (ii) upon failure by TABcom, LLC to produce the minimum annual shipments required as set forth in **Exhibit C** attached hereto and made a part hereof (a "TABcom Failure")—all upon and subject to the following terms and conditions:

(i) Irrevocable written notice must be given by Lessee to Lessor that Lessee elects to exercise the Termination Option, such written notice to be given no later than ninety (90) days prior to the proposed date of termination (the "Termination Date");

(ii) Prior to the Termination Date for a Discretionary Termination, Lessee must pay Lessor all unpaid Rent and any other unpaid costs and charges under this Lease for the period up to and including the Termination Date, plus a termination fee ("Termination Fee") in the amount of one-half of the Minimum Rent remaining to be paid for the unexpired portion of the Initial Term;

(iii) Prior to the Termination Date for a TABcom Failure, Lessee must pay Lessor all unpaid Rent and any other unpaid costs and charges under this Lease for the period up to and including the Termination Date, but no termination fee of any kind shall be owed to Lessor;

(iv) Without limiting the foregoing, any obligations and liabilities of Lessee and Lessor accruing under this Lease prior to the

Termination Date shall survive the Termination Date and any such exercise of the Termination Option;

(v) If Lessee timely and properly exercises the Termination Option, Lessee shall surrender full and complete possession of the Premises to Lessor on or before the Termination Date, broom-clean, in good order, condition and repair, and otherwise in accordance with the requirements of this Lease.

4. RENT

A. **Minimum Annual Rent.** Commencing with the Rental Commencement Date, where Lessee shall pay to Lessor that Minimum Rent in accordance with the amounts provided in the grid below. The first month's Minimum Rent shall be due upon execution of this Lease, and all subsequent payments shall due and owing on the first of each consecutive calendar month thereafter

Year	Lease Term	Annual	Monthly	% Increase
1	4/1/11 to 3/31/12	$ 320,100.	$ 26,675.	-----
2	4/1/12 to 3/31/13	$ 320,100.	$ 26,675.	-----
3	4/1/13 to 3/31/14	$ 329,703.	$ 27,475.	3% **
4	4/1/14 to 3/31/15	$ 339,594.	$ 28,300.	3%
5	4/1/15 to 3/31/16	$ 349,782.	$ 29,148.	3%
6	4/1/16 to 3/31/17	$ 360,275.	$ 30,023.	3%
	Option #1			
7	4/1/17 to 3/31/18	$ 371,084.	$ 30,924.	3% ***
8	4/1/15 to 3/31/19	$ 382.216.	$ 31,851.	3%
	Option #2			
9	4/1/19 to 3/31/20	$ 393,683.	$ 32,807.	3% ***
10	4/1/20 to 3/31/21	$ 405,493.	$ 33,791.	3%

** Beginning in years three (3) through six (6), inclusive, the Minimum Rental shall increase each year by 3% over the preceding Minimum Rent.

*** For both Option Term(s) as aforesaid (e.g. effective years 7 and 9) the Minimum Rental shall be adjusted to be the greater of: (i) a 3% increase from the immediately preceding annual Minimum Rental; or (ii) the then prevailing market rental rate received by landlords of comparable buildings in the general geographic area of the Building.

The **prevailing market rental rate** shall be determined in years 6 and 8 in advance of each Option Term as follows: (a) within no less than 165 days prior to expiration of the six (6th) and eighth (8th) years of the Lease Term, Lessor shall deliver to Lessee its estimate of its proposed Minimum Rent based upon Lessor's assessment of the then existing prevailing market rental rate ("Fair Market Rent") as of the expiration of the 6th and 8th year of this Lease (as the case may be). Within ten (10) days following receipt of the submitted Fair Market Rent, Lessee shall deliver to Lessor its written acceptance or rejection therefore. (b) If Lessee does not accept Lessor's submitted estimate of minimum monthly "Fair Market Rent" as aforesaid, then the minimum "Fair Market Rent" shall be determined by appraisal. In furtherance thereof, within fifteen (15) days following Lessee's receipt of Lessor's estimate of minimum monthly "Fair Market Rent", each party shall designate an M.A.I. appraiser with commercial real estate experience. If one party fails to make said designation within said period, then the appraiser designated by the other party shall determine the minimum monthly Fair Market Rent. If both parities designate appraisers, the appraisers shall designate a third appraiser. Each of the three appraisers shall make a determination of minimum monthly Fair Market Rent and the minimum monthly Fair Market Rent for the purposes of this Lease shall be the average of the minimum monthly Fair Market Rent calculated by the three appraisers. Notwithstanding the foregoing, and regardless of the appraisals undertaken as previously described, the Minimum Rent for any year under this Lease shall not be less than an increase of 3% of the Minimum Rent that existed for immediately preceding thereto.

B. **Additional Rent.** In addition to the Minimum Rent provided in the above represented grid, Lessee shall be obligated to pay Additional Rent which shall include: (i) any and all utilities servicing the Premises during the subject tenancy; and (ii) insurance acquired by the Lessor for commercial general liability, fire public liability and property insurance to the Building exclusive of insurance for the personal property maintained in the Premises and the Premises itself. The Additional Rent does not include real estate taxes for both the Building and the Premises, the sole responsibility for making payment therefor shall be that of the Lessor (see Section 4H below). The responsibility for timely and complete payment of the utilities and Lessee's insurance as aforementioned shall be the sole obligation of the Lessee, unless otherwise specified herein.

In addition to the Minimum Rent described herein, all sums which may become due by reason of the failure of Lessee to comply with

any of the terms, covenants and conditions of this Lease to be kept and observed by Lessee, and any and all damages, costs and expenses (including, without limitation thereto, reasonable attorney's fees) which Lessor may suffer or incur by reason of any default of Lessee and any damages to the Premises caused by any act or omission by Lessee shall also be considered Additional Rent hereunder.

C. **Payment of Minimum Rent & Additional Rent.** All Minimum Rent and Additional Rent due under this Lease shall be due and payable and without any setoff or deduction whatsoever, on the first day of each month without demand therefore and nothing herein shall be deemed to suspend or authorize delay in the payment of any sum due Lessor by Lessee at the time the same becomes due and payable under this Lease.

D. Should Lessor pay any monies or incur any expenses in correction of any violation of any covenant or obligation of Lessee herein set forth, the reasonable amounts so paid or incurred shall be payable by Lessee within thirty (30) days after demand therefore, which demand shall be accompanied by reasonably detailed supportive documentation.

E. Lessee covenants and agrees that all sums to be paid under this Lease, if not paid when due, shall not bear interest on the unpaid portion thereof. However, should Lessee fail to pay any sum to be paid by Lessee hereunder for more than eight (8) days after its due date, then Lessor may impose a late charge in the amount of six percent (6%) per month of the sum due to help defray the administrative costs involved. All obligations hereunder shall survive the expiration or termination of this Lease.

F. Notwithstanding any terms to the contrary, Minimum Rent for the initial term and/or option term (if applicable) and Additional Rent payable under this Lease Agreement shall be approximately adjusted for a partial period at the beginning and end of the term hereof on a per diem basis (calculated on a 30-day month).

G. Lessee shall pay all Minimum Rent and Additional Rent and any and all other charges to Lessor at Lessor's regular business office as set forth herein, or at such other place as shall be designated by Lessor in writing.

H. **Real Estate Taxes.** The term "Real Estate Taxes" shall mean and include all personal property taxes relating to Lessor's personal property located in the Building and used or useful in connection with the operation and maintenance thereof, real estate taxes, installments of special assessments, including interest thereon, relating to the Land and the Building and all other governmental charges, general and special, ordinary and extraordinary, foreseen as well as unforeseen, of every kind and nature whatsoever, or other tax, however described, including without limitation tax as against Lessor's right to rent or other income from the Premises, or as against Lessor's business of leasing the Premises, in any case which is levied or assessed by the United States of America or the State of Pennsylvania or any political subdivision thereof, relating to the Building and/or the Land and payable during the Term.

Lessor shall pay all Real Estate Taxes in a timely manner and shall provide proof of same to Lessee upon request. In the event Lessee fails to pay the Real Estate Taxes in a timely manner, Lessee may, but shall not be obligated to, pay any such charges in accordance with Lessee's remedies hereunder.

5. <u>SECURITY DEPOSIT</u>.

At the signing of this Lease Agreement, Lessee shall pay to Lessor a security deposit in the amount of two months' Minimum Rent (e.g. $53,350.00). The Security Deposit called for under this section shall be held as collateral security for the payment of any rents and other sums of money payable by Lessee under this Lease and for the faithful performance of all other covenants and agreements of Lessee hereunder. Lessee's security deposit may be held by Lessor without interest accruing for the benefit of Lessee, and shall be repaid to Lessee with thirty (30) days after the termination of this Lease and any renewal hereof provided Lessee is not in breach of any covenants beyond applicable cure periods hereunder and has made all such payments and performed all obligations due Lessor under the Lease.

Upon any default by Lessee hereunder, all or part of said security deposit may, at Lessor's option, be applied on account of such default, and thereafter Lessee shall promptly restore the resulting deficiency in said deposit. Lessee hereby waives the benefit of any law requiring such deposit to be held in escrow or in trust, and said deposit shall be deemed to be the property of Lessor. Lessor may deliver the funds deposited hereunder by Lessee to any purchaser of Lessor's interest in the Premises and, thereupon, Lessor shall be discharged from any further liability with respect to such deposit so long as such purchaser has assumed Lessor's obligations under this Lease in writing.

Lessee shall not use all or part of any security deposit towards the last month's rent.

6. <u>INSURANCE and INDEMNIFICATION of LESSOR</u>

A. **Insurance.** As a component of the Additional Rent as aforesaid, throughout the Initial Term of this Lease and any applicable option term (where applicable) or extension hereof, Lessee shall, at its sole expense, obtain and maintain in force the following insurance policies:

(i) **Commercial general liability insurance** against claims for personal injury, death or property damage occurring in or about the Premises. Such insurance shall afford protection to the limit of not less than $500,000 with respect to injury or death to a single person; to the limit of not less than $2,000,000 with respect to any one accident; and to a limit of not less than $200,000 with respect to property damage.

(ii) **Fire insurance**, with extended coverage, equal to the replacement cost of the fixtures, furniture and equipment contained in the Premises.

(iii) **Public liability insurance** with a limit of not less than $2,000,000 in the case of injury or death to one or more than one person in any one occurrence and with limits of not less than $500,000 in the case of property damage.

All such policies of insurance shall be placed by Lessee with insurance companies licensed in Pennsylvania and shall include as additional insureds Lessor and, upon request, any other party named by Lessor, and containing an express waiver of any right of subrogation against Lessor and any other additional insureds designated by Lessor. Within seven (7) days of the date Lessee first enters upon the Premises, Lessee will deposit the policy or policies of such insurance, or certificate thereof, with Lessor, with evidence of payment of premiums. Such insurance shall be in a form reasonably satisfactory to Lessor and without limitation, shall not be cancelled or changed until after ten (10) days' written notice is provided to Lessor at the address specified in Section 35(D) of this Lease.

B. **Indemnification**. Lessee will indemnify Lessor and save Lessor harmless from and against any and all claims, actions, damages, liability, cost and expense in connection with loss of life, personal injury or damage to property occurring in or about, or arising from or out of, the Premises and adjacent sidewalks, curbs, hallways and passages or areas, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, customers or employees; provided, however, the foregoing indemnity shall not apply to any claims arising from the gross negligence or willful misconduct of Lessor and/or its respective agent(s), contractor(s), or employee(s).

C. **Fire and Other Insured Casualty Loss**. Notwithstanding any terms to the contrary contained in this Lease, the parties agree that in the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived to the extent that loss is insured and said insurance is in full force and effect and recovery is obtained therefore, and such insurance contains a waiver of subrogation.

7. **AFFIRMATIVE COVENANTS of LESSEE.**

Lessee covenants and agrees without demand or notice to:

A. Pay the Minimum Rent and Additional Rent (if notified of any such Additional Rent charges by Lessor) on the days and times and at the place that the same are made payable.

B. Maintain and repair the Premises, subject to reasonable wear and tear and damage by accidental fire or other casualty.

C. Comply with any and all requirements of any public authorities, and with the terms of any Federal, State or local statute, ordinance or regulation (collectively, "Laws") applicable to Lessee or its use of the Premises, and Lessee shall save Lessor harmless from penalties, fines, costs or damages resulting from Lessee's failure to do so; provided, however, that the foregoing shall not exempt Lessor from (i) complying with any Laws applicable to Lessor or its ownership of the Premises, (ii) its responsibility for any changes that are required for the Premises to comply with any Laws existing prior to the Commencement Date; or (iii) its responsibility for structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, to the extent those changes are not necessitated by Lessee's acts or by finish improvements made for Lessee.

D. Take every reasonable precaution in the Premises against fire or other casualty loss.

E. Lessee agrees to surrender the Premises in the same condition in which Lessee has herein agreed to keep the same during the Initial Term or any extension of this Lease, reasonable wear and tear and damage by casualty or condemnation excepted.

F. Give to Lessor prompt written notice of any accident, fire or damage occurring on or about the Premises.

G. Keep the areas in or about the Premises reasonably clean and free from rubbish or obstruction, orderly, sanitary and free from objectionable odors and insects, vermin and other pests; at Lessee's expense use such extermination contractor at such intervals as Lessor may reasonably require.

H. Use the Premises only in a manner permitted under all applicable zoning ordinances or regulations now or hereafter in effect.

8. NEGATIVE COVENANTS of LESSEE.

Lessee shall not, without Lessor's prior written consent, which shall not be unreasonably withheld, conditioned or delayed:

A. Occupy the Premises in any other manner or for any permitted use other than as herein set forth.

B. Use or operate any machinery or equipment that, in Lessor's reasonable opinion, is harmful to the Premises or any building, structure or improvement thereon.

C. Place any weights in any portion of the Premises which are in the Lessor's reasonable opinion are beyond the safe carrying capacity of any structure in, on or about the Premises.

D. Do or suffer to be done any act, matter or thing or employ any person as a result of which the fire insurance or other insurance now in force or hereafter to be placed on the Premises, or any part thereof, or on any of the buildings of the Premises, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than that contemplated herein, or carry or have any hazardous or industrial waste, or contaminated substances or explosive matter of any kind in and about the Premises, except any such wastes as may be used by Lessee in the normal course of business and such use to be in compliance with all applicable laws.

E. Remove, attempt to remove or manifest an intention to remove Lessee's goods or property, from or out of the Premises other than in the ordinary course of Lessee's business, without having first paid and satisfied Lessor for all rent which may become due during the Initial Term or any extension of this Lease. Notwithstanding the aforementioned, Lessee shall be permitted to vacate the Premises during the Initial Term or any extension of this Lease and shall not constitute a default under this Lease; provided, the Lessee continues to pay all Minimum Rent and Additional Rent and performs its other obligations under this Lease in a timely manner, subject to Lessee providing Lessor not less than one hundred and eighty (180) days' prior written notice of Lessee's intent to vacate, or ninety (90) days' prior written notice in the event of a TABcom failure to achieve those minimum orders shipped as set forth in Exhibit C, and is not otherwise in default with respect to any other terms, covenants or obligations under this Lease.

F. Commit or suffer to be committed any nuisance in or about the Premises.

G. Vacate or desert the Premises during the Initial Term or any extension of this Lease.

H. Enter into any service or other contracts specifically associated with the stated use of the Premises which fail to provide that any such contract(s) shall be terminable at will or shall expire concomitantly with the termination and expiration of this Lease.

9. ASSIGNING, MORTGAGING and SUBLETTING.

Lessee shall not be permitted to assign, mortgage, pledge or encumber this Lease, in whole or in part, or sublet the whole or any part of the Premises, or permit the use of the whole or any part of the Premises by any licensee or concessionaire, without in each and every instance first obtaining the written consent of Lessor, such consent not to be unreasonably withheld, conditioned or delayed. In the event of any subletting, licensing or granting of a concession with the written consent of Lessor, Lessee will nevertheless remain liable for the performance of all of the terms, conditions, and covenants of this Lease unless specifically released in writing. Any permitted assignment or subletting shall be by agreement in form and content acceptable to Lessor. Lessor hereby consents to the assignment of this Lease or the subletting of the Premises to TABcom, LLC, which is a wholly-owned subsidiary of Lessor, and any of its successors. Further, Lessor's consent shall not be required for any assignment or subletting to an Affiliate of Lessee or a Permitted Successor to Lessee. For purposes of this Section, "Affiliate" shall mean any Person that directly or indirectly controls, or is controlled by, or is under common control with, Lessee; "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract, or otherwise; and "Person" means any corporation, partnership, limited liability company or other entity. For purposes of this Section, a "Permitted Successor" is any partnership, corporation or other entity resulting from a merger or consolidation with Lessee, or any Person which acquires substantially all of the assets or stock of Lessee as a going concern.

10. UTILITIES.

Lessee shall be responsible for paying all utilities in connection with the Premises during the Term. Lessor shall not be liable to Lessee for any damages should the furnishing of any utility service be interrupted, curtailed or terminated for any cause whatsoever, except as a result of an act or omission of the Lessor. Any interruption, curtailment or cessation of utility service shall not be entitled to an abatement of rent for the affected time period in which the interruption, curtailment or cessation of utility service impacts the Premises.

11. STORAGE.

Lessee shall not without the express permission of Lessor store any items outside the demised Premises. Lessee agrees that Lessor shall have no responsibility whatsoever, as bailee or otherwise, to Lessee or any other person for the keeping or return to Lessee, or others, of the goods and effects so stored, and Lessee releases Lessor from any liability thereto. Lessee shall, at Lessor's request, promptly remove all goods and effects stored outside the Premises, at Lessee's sole risk and expense, and the cost of such removal and storage, if advanced by Lessor may be collectible as

Rent as herein provided. Upon the expiration of this Lease, or earlier termination, or conclusion of any extension thereto, any personal property left in the Premises will be deemed abandoned. No items will be stored by the Lessee after the expiration or earlier termination of this Lease, and Lessor assumes no liability for the removal or safeguarding of said items. Any personal property so abandoned will be discarded. The cost of moving any said property will be charged as damages.

12. ALTERATIONS, IMPROVEMENTS & REMOVAL of TRADE FIXTURES.

A. **Prior Consent of Lessor.** Lessee shall not make any alterations, improvements or additions (collectively or individually, "Alterations") to the Premises during the Initial Term or permitted extension thereof without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Lessee may, without Lessor's consent, make Alterations to the Premises that will not affect the structural integrity of the Premises (including without limitation the structural integrity of any walls or partitions), the Building, or the various Building systems. In addition, Lessee shall be permitted to move racking within the Building and reconfigure the equipment layout in the Building without Lessor's consent. All Alterations made by Lessee shall remain upon the Premises at the expiration or earlier termination of this Lease and shall become the property of Lessor unless Lessor shall give written notice to Lessee at the time of Lessor's consent to such Alterations, to remove the same at lease expiration, in which event Lessee shall remove such Alterations as Lessor requests and restore the Premises to the same good order and condition in which it was at the commencement of this Lease, reasonable wear and tear and damage by casualty or condemnation excepted. Further, where Lessee removes racking to that which existed at the commencement of this Lease then when Lessee vacates the Premises Lessee shall be obligated to return the subject racking that was removed. Should Lessee fail so to do, Lessor may do so, collecting, at Lessor's option, the cost and expense thereof from Lessee as Additional Rent.

B. **Insurance for Improvements.** Lessor may also require, at its option and as a condition precedent to giving any approval: (i) assurance (which may include mechanics lien waivers and/or completion bonds) satisfactory to Lessor to assure completion of the work in accordance with the plans and specifications, free of liens and encumbrances, and (ii) evidence that each contractor has adequate workmen's compensation insurance and general liability insurance with limits of at least $500,000 for injury to any one person, $1,000,000 for injuries in any one occurrence and property damage of $1,000,000; together with an insurance certificate to the effect that such insurance may not be canceled or substantially modified without at least ten (10) days prior written notice to Lessor.

C. **No Mechanics Lien Claims.** Lessee shall pay, when due, all sums of money that may become due for any labor, materials or equipment contracted for, supplied to or installed in the Premises by or on behalf of Lessee and shall take appropriate prior action to assure that no mechanics or materialmens lien therefor will be filed against the Premises or Lessor's interest therein . In the event any such lien is filed, Lessee shall cause such lien to be fully discharged and released, or bond or insure over the lien in the manner prescribed by the applicable lien law, promptly upon receiving notice thereof and shall indemnify and save Lessor harmless from any cost, loss or expense, including reasonable attorney's fees, resulting from the filing of such lien or incurred by Lessor in discharging the same should Lessee fail to do so promptly. Should Lessee fail to release, bond over or insure over any such lien of record as required herein, Lessor may remove such lien by paying the full amount thereof or by bonding or in any other manner Lessor deems appropriate, without investigating the validity thereof and irrespective of the fact that Lessee may contest the propriety or amount thereof and Lessee, upon demand, shall pay Lessor the amount so paid by Lessor together with reasonable expenses and attorneys fees incurred in connection therewith.

D. **Waiver of Liens.** Lessee agrees that in the event that Lessor gives written approval and permits any alterations or repairs to be made to the Premises, before any work is started or performed, a Waiver of Liens shall be prepared and filed by Lessor, at Lessee's sole expense, in accordance with the Mechanic's Lien Laws of the Commonwealth of Pennsylvania. The parties hereto agree that a Waiver of Liens will only be required where the improvements are in excess of Five Thousand Dollars ($5,000).

E. **Trade Fixtures.** All trade fixtures installed by Lessee in the Premises shall be new or reconditioned and shall remain the property of Lessee and - with the exception of that racking present at the Premises upon the Rental Commencement Date – shall be removed at the expiration or earlier termination of this Lease provided that in the event of such removal Lessee shall promptly restore the Premises to its original order and condition, reasonable wear and tear and damage by casualty or condemnation excepted. Any trade fixtures not removed at or prior to such termination shall be and become the property of Lessor. All improvements and fixtures in the Premises other than trade fixtures including but not limited to heating and ventilating equipment, air-conditioning equipment, store front, ceiling, wall treatment, floor covering, plumbing, lighting and electrical systems and fixtures, whether or not installed by Lessee, shall not be removed by Lessee and shall become the property of Lessor without any compensation therefor to Lessee.

F. **Security Interests in Improvements.** Lessee shall be free and at liberty to execute and deliver any security interest or financing agreement and deliver evidence of a security interest or other similar collateralized arrangement for all furniture, fixtures and equipment at the Premises which Lessee brings therein as of the Rental Commencement Date and thereafter for the term of this lease -- except for that racking and permanent improvements owned by Lessor that exist as of the Rental Commencement Date and listed in the Bill of Sale provided in Exhibit H herein until after the sixth anniversary of this Lease. Failure to abide by the aforementioned terms/conditions shall be considered a breach of this Lease.

13. **MAINTENANCE and REPAIRS.**

A. Lessor shall, at Lessor's cost and expense, maintain and keep in good repair the roof, foundations, and exterior walls of the Building and the structural floor, structural ceiling, and structural columns of the Premises and shall repair and maintain pipes and conduits located beyond the boundaries of the Premises for the furnishing of various utilities (except to the extent that the same have been installed by Lessee); provided, however, that Lessor shall not be required to make any repairs necessitated by reason of any act or omission of Lessee, or Lessee's servants, employees, agents, customers, visitors, or licenses or anyone claiming under Lessee, or caused by any alteration, addition, or improvement made by Lessee or anyone claiming under Lessee, and if Lessor does make any such repairs, Lessee shall promptly upon demand reimburse to Lessor the cost thereof. Lessor shall have no liability whatsoever to Lessee for failure to make repairs unless and until Lessee shall give written notice to Lessor stating the need for such repairs and Lessor shall have failed to commence and complete such repairs within a reasonable period of time following receipt of such written notice. Lessee hereby waives all rights that may be conferred by law permitting Lessee to make repairs at Lessor's expense.

B. Lessee shall, at Lessee's cost and expense, repair, maintain, and make all replacements in and to the Premises and every part thereof (excluding only those portions specified in Section 13(A), above, as being the responsibility of Lessor), including, but not limited to, all walls, all interior and exterior doors, door jambs and frames, windows, all painting and decorating of, the Premises (but Lessee shall not make any changes or replacements that do not conform to the approved decor of the premises), air-conditioning equipment, duct work, air outlets and controls, connections to the various utility services, signs, plumbing, sprinkler system, electrical system, and other fixtures or equipment whether or not any such fixtures or equipment were initially installed at Lessor's expense. All repairs, maintenance, and replacements shall be in quality and class at least equal to the original work or original fixtures or equipment Lessee shall, at Lessee's cost, make all repairs, alterations, and/or improvements in and to the Premises that may at any time, or from time to time, be required by any legally constituted governmental authority if such repairs, alterations, and/or improvements are so required by reason of the nature of Lessee's use of the Premises.

C. If Lessee shall fail to perform any of the obligations under this Section 13, then Lessor may at Lessor's option and without waiving Lessees default therefor, enter upon the Premises and put the same in good order, condition, and repair, and the cost thereof shall become additional rent due and payable by Lessee to Lessor upon demand.

D. Notwithstanding anything to the contrary contained herein, Lessee shall not be obligated to undertake work and incur expense for the repair, maintenance, and/or replacement in and to the Premises where such repairs and/or replacement(s) have a consequential estimated life expectancy beyond that of the Lease Term, and where both labor and material costs are reasonably anticipated to exceed $5,000. In such event the parties shall come to a mutual agreement regarding Lessee's obligation to incur expense for repair, maintenance, and/or replacement in and to the Premises. Where the parties fail to so agree, Lessor shall reserve the right to pursue legal process for recovery of its asserted damages arising from such failure to so act on the part of the Lessee.

E. **Work Schedule.** The provisions of this Section 13 are expressly made subject to the parties entering into a Work Schedule to be appended to this Lease, made a part thereof and identified as **Exhibit I.** Therein, the parties will memorialize their agreement regarding that remedial work and improvements that the Lessor shall assume at its sole expense to prepare the Premises for the Lessee's occupation. All of such work shall be undertaken with reasonable diligence by the Lessor with good workmanship and completed no later than thirty (30) days from the Rental Commencement Date.

14. **AGREEMENTS FOR ALTERATIONS, REPAIRS, etc.**

A. No agreement entered into or that may be subsequently entered into by Lessor with Lessee, relative to any Alterations, nor the failure of Lessor to make such Alterations as required by any such agreement, nor the making by Lessor or its agents or contractors of such Alterations shall in any way affect the payment of Minimum Rent, Additional Rent or any other sums otherwise due Lessor by Lessee under this Lease, except as expressly provided herein.

B. It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Lessor and Lessee shall have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof. Notwithstanding any conduct or custom on the part of Lessor or Lessee, respectively, in refraining from taking any act at any time or times to enforce its rights under this Lease the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions and covenants of this Lease or as having in any way or manner modified the same.

C. This Lease is granted upon the express condition that Lessee and its invitees, employees, contractors and servants, not conduct themselves in a manner which violates any law, statute, rule or regulation of any governmental body having jurisdiction over the business of Lessee or the Premises, and that if at any time during the Initial Term or any extension thereof Lessee, its invitees, employees, contractors and servants shall have conducted themselves in such a manner Lessee shall be in breach of its covenants and obligations under this Lease, and Lessor will be entitled to all of the rights and remedies granted and reserved herein for Lessee's breach.

15. LESSOR'S RIGHTS.

Lessee covenants and agrees that Lessor shall have the right to do the following things and matters in and about the Premises:

A. **Inspection.** At all reasonable times, by itself or its duly authorized agents, employees and contractors, to go upon and inspect the Premises to enforce or carry out the provisions of this Lease, to make repairs, alterations and additions to the Premises or the buildings or improvements thereon, to perform any defaulted obligation of Lessee, or for any other reasonable purpose; Lessor agrees to provide at least twenty-four (24) hours prior notice to Lessee before entering upon and/or inspecting the Premises, except in case of emergency to prevent or minimize injury or damage to the Premises. Except for emergencies, during any such entry Lessor shall be required to be accompanied by a representative of Lessee. Notwithstanding anything to the contrary stated herein, the Lessor shall not go upon and inspect the Premises in a manner which will adversely affect the ordinary and usual course of Lessee's business.

B. **Failure to Maintain Insurance Coverage.** In the event Lessee fails to pay those insurance premiums which it is obligated to pay under this Lease, Lessor may pay any such charges and the cost of any such item together with interest at the current prime rate per annum may be recovered by Lessor as Additional Rent. For purposes of this Agreement, "Prime Lending Rate" shall be defined as that prime rate of interest charged at the time by PNC Bank in Philadelphia, Pennsylvania.

C. **No Liability.** Except for a willful act and/or gross negligence, Lessor shall not be liable for any inconvenience, disturbance, loss of business or other annoyance arising from the exercise of any or all of the rights of Lessor set forth in this Lease.

16. REPRESENTATIONS of LESSOR.

Lessor represents and warrants: (a) Lessor owns good and indefeasible fee simple title to the Premises and has full right, power and lawful authority to execute, deliver and perform its obligations under this Lease, in the manner and upon the terms contained herein; (b) it is not aware of any prohibition or restriction burdening the Premises which would prohibit the use thereof for the purposes recited in Section 2 above (c) the Premises are zoned I-2, there are no zoning restrictions that would affect the Lessee's proposed use of the Premises, and there exist no uncorrected zoning violations with respect to the Premises; (d) no third party consents are required for Lessor to enter into this Lease; (e) Lessor has received no actual notice of any condemnation or eminent domain proceedings or negotiations for the purchase of the Building or Land or any part thereof in lieu of condemnation, and to Lessor's actual knowledge, no condemnation or eminent domain proceedings have been threatened in connection with the Building or Land or any part thereof, and Lessor is not aware of any information that any condemnation or eminent domain with respect to the Building or Land is being or has been publicly discussed; (f) all systems serving the Building are in good working order; (g) the Premises are in compliance with all applicable laws, ordinances, codes, rules, regulations, orders, and other lawful requirements associated with construction, operation, use and maintenance of the Building and the Land (collectively, the "Laws"), which Laws include without limitation, The Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder (collectively, the "ADA"), and Lessor has not received any written notice of violation of the ADA with respect to the Premises, or of any other Laws, including, but not limited those relating to ecology, the environment, pollution, health or safety – or the Premises are subject to a proper grandfathering of any such Laws thereby not necessitating Alterations or other measures to comply thereto; (h) there are no mortgages or other liens (other than the lien for Real Estate Taxes not yet due and payable) affecting the Premises or any portion thereof; (i) full access from Premises to a publicly dedicated right of way sufficient for Lessee's intended use of the Premises; (j) Seller has made no contract to sell all or any part of the Premises to any other person; (k) Seller has not given to any person an option, which is presently exercisable, to purchase all or any part of the Premises, other than to Lessee provided hereinafter; (l) the Premises is not currently, and has never been used as a hazardous waste disposal waste facility as defined in 40 C.F.R. § 260.10; the Premises is free of any lien or encumbrance which may be created by any applicable Laws pertaining to hazardous waste; no hazardous waste has been placed onto or into the Premises, and the Premises has never been used as a landfill or trash dump; for purposes of this provision, the term "hazardous waste" includes those substances listed in 40 C.F.R. § 261.30, or previously determined to be hazardous by any applicable state or federal law.

17. EVENTS of DEFAULT – REMEDIES.

A. Any one or more of the following events shall be "Events of Default" under this Lease:

(i) Lessee fails to pay any Minimum Rent, Additional Rent or other sums payable hereunder within ten (10) days after written notice thereof from Lessor; or

(ii) Except for failure to pay those sums required in Section (A)(i) above, Lessee fails to perform or comply with any of the other terms, covenants, agreements or conditions hereof and such failure continues for more than thirty (30) days after written notice thereof from Lessor; provided, if the default cannot be cured within thirty (30) days. Lessee shall not be considered in default if Lessee shall, within such period, have commenced with due diligence and dispatch to cure such default, and shall thereafter complete with due diligence the curing of such default; or

(iii) The filing of a petition by or against Lessee for adjudication as a bankrupt or insolvent for its reorganization, or for the appointment of

a receiver or trustee of Lessee's property; an assignment by Lessee for the benefit of its creditors; or the taking of possession of the property of Lessee by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Lessee: The notice and/or grace period provisions in Subparagraphs (i) and (ii) above shall have no application to the defaults referred to this subsection (iii).

B. Upon any Event of Default, Lessor may exercise any one or more of the following remedies:

(i) **Termination of Lease** - Lessor may terminate this Lease without any right of Lessee to reinstate its rights by payment of Minimum or Additional Rent or other sums due Lessor by Lessee other performance of the terms and conditions hereof. Upon such termination Lessee shall immediately surrender possession of the Premises to Lessor under the terms of this Lease.

(ii) **Reletting** - Without terminating this Lease, Lessor may re-enter and repossess the Premises, or any part thereof, and lease the same to any other person or entity upon such terms as Lessor shall deem reasonable, for a term within or beyond the Initial Term or any extension of this Lease; provided, that any such reletting prior to termination shall be for the account of Lessee, and Lessee shall remain liable for; (1) the aggregate of all Minimum Rent, Additional Rent and other sums which would be payable under this Lease by Lessee to Lessor in the absence of such expiration, termination or repossession, less (2) the aggregate of any and all net proceeds, of any reletting effected for the account of Lessee after deducting from such proceeds all of Lessor's reasonable expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees and expenses, employee's expenses, reasonable alteration costs and expenses for and in preparation of such reletting.

Without Lessor's wavier of any of its rights hereunder, should the Premises be sublet or leased by Lessee to others, Lessor may as Lessee's agent, collect rents due from a subtenant or other tenant and apply such rents to the Minimum Rent and Additional Rent and other amounts due hereunder without in any way affecting Lessee's obligation to Lessor hereunder, provided that any such application prior to termination shall be for the account of Lessee. Such agency, being given for security, is hereby declared to be irrevocable.

(iii) **Acceleration of Rent** - Lessor may declare the net present value of the Minimum and Additional Rent at a deduction rate of 3% per annum, or a fraction thereof as the case may be, for the balance of the then current Term and any other sums designated herein as rent immediately due and payable as though such rent and such other sums were payable in advance on the date the Event of Default occurred.

C. Except as otherwise provided herein, no termination of this Lease pursuant to Subparagraph B(i) above or by operation of law or otherwise, and no repossession of the Premises or any part thereof pursuant to Subparagraph B above shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive such termination or repossession, and Lessor may, at its option, recover and collect rent and any other charges due Lessor by Lessee hereunder at any time as such payments accrue.

D. With respect to any portion of the Premises which is vacant or physically occupied by Lessee, Lessor may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee, subject however to service of notice and legal process required, if any, without being deemed a trespass or becoming liable for any loss or damage which may be occasioned thereby. Lessor shall have no lien upon any and all Lessee's property regardless of whether any Lessor's lien now or hereafter shall be provided by law.

E. Lessee hereby does not expressly waive any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Lessee is evicted or dispossessed by reason of any violation by Lessee of any of the provisions of this Lease.

F. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or under law, and each right or remedy shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.

G. Intentionally Omitted.

H. If Lessee shall default in the performance of any obligation or responsibility under this Lease, Lessor may perform the same for the account and at the expense of Lessee, after first giving notice to Lessee of its intention to do so. If Lessor at any time is compelled to pay, or elects to pay, any sum of money, or to do any act which will require the payment of any sum of money by reason of the failure of Lessee to comply with any provision(s) hereof, or if Lessor is compelled to incur any expense, including counsel fees, in instituting, prosecuting, defending or reasonably settling any action or proceeding instituted by reason of any default of Lessee hereunder, the amount of such payments, expenses, or settlement shall be paid by Lessee to Lessor as Additional Rent payable in accordance with those procedures and within that time required in Section 4(D) above.

18. <u>INTENTIONALLY OMITTED.</u>

19. INTENTIONALLY OMITTED

20. REMEDIES CUMULATIVE.

All of the remedies herein before given to Lessor and all rights and remedies given Lessor by law and /or equity shall be cumulative and concurrent. No termination of this Lease nor the taking or recovering possession of the Premises shall deprive Lessor of any of its remedies or actions against Lessee for Rent due at the time or which under the terms hereof would in the future become due as if there had been no termination, nor shall the bringing of any action for Rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of Rent be construed as a waiver of the right to obtain possession of the Premises.

21. NOTICE TO QUIT.

Notwithstanding any term contained in this Lease Agreement or by operation of applicable law, the Lessor and Lessee hereby agree that the notice to quit provisions established in this Lease shall control with full knowledge of the provisions of 68 P.S. Sec. 250.501 of the Lessor Lessee Act, and other applicable law, if any, which may provide Lessee with additional time of notice to quit the Premises.

22. INTENTIONALLY OMITTED.

23. INTENTIONALLY OMITTED

24. INTENTIONALLY OMITTED

25. CONDEMNATION.

In the event that the Premises, or any part thereof, is taken or condemned for a public or quasi-public use, then Lessee or Lessor may terminate this Lease as to the part so taken, as of the date title shall vest in the condemnor, and Rent shall abate in proportion to the square feet of leased space taken or condemned or shall cease if the entire Premises be so taken. In either event, Lessee waives all claims against Lessor by reason of the complete or partial taking of the Premises. Notwithstanding the foregoing, Lessee shall have the right to recover from the condemning authority, but not from Lessor, such compensation as may be awarded to Lessee on account of moving and relocation expenses, and depreciation to and removal of Lessee's Property.

26. SUBORDINATION.

This Lease and all of its terms, covenants and provision are and each of them is subject and subordinate to any and all mortgages and other encumbrances now or hereafter placed upon the Premises or upon the land or the building containing the same, provided that if Lessor's control or right to possession shall terminate either by expiration, forfeiture or otherwise, then Lessee shall thereupon attorn to Lessor's successor and Lessee's tenancy hereunder shall not be disturbed so long as Lessee is not in default beyond any applicable notice and cure period.

27. RULES AND REGULATIONS.

Lessor shall have the right from time to time to establish reasonable Rules and Regulations pertaining to and advisable for the proper use and maintenance of the common areas and facilities. Lessee, its family, guests, visitors, agents and/or employees shall comply with all rules and regulations made by Lessor.

28. SUCCESSORS and ASSIGNS.

All rights and liabilities herein given to, or imposed upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties. The words "his" and "him" wherever stated herein, shall be deemed to refer to the "Lessor" and "Lessee" whether such Lessor or Lessee be singular or plural and irrespective of gender. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment to such assignee has been approved by Lessor in writing, if required by the terms of Section 9 or unless such assignment does not require consent pursuant to Section 9.

29. DESTRUCTION OF PREMISES.

A. In the event of any damage or destruction to the Premises by fire, the elements or other casualty, then, subject to the termination and abatement rights below, this Lease shall not be terminated nor shall Lessee's liability to pay Rent cease. If this Lease is not terminated as provided below, in such event, Lessor shall repair and restore the Premises to substantially the same condition existing immediately preceding to the happening of such damage or destruction, and shall promptly commence such work, repair or restoration, and shall prosecute the same with all reasonable diligence and dispatch, to the end that such work may be completed as speedily as possible. If, during the period of such repair or restoration, Lessee shall be deprived of the use or occupancy of all or any part of the Premises, or if the Premises shall not be in a tenantable condition, a proportionate abatement of Rent, based upon the time of the deprivation of the use of the Premises rendered unsatisfactory for use, and square footage affected by the damage loss, shall be allowed to Lessee; provided, however, that nothing in this sentence shall be deemed to release, waive, reduce or limit Lessee's obligations to pay any Rent that has theretofore accrued.

B. Notwithstanding anything to the contrary herein, in the event of a casualty such that Lessor reasonably estimates that it will take in excess of six (6) months to build or restore the Premises, either Lessor or Lessee may terminate this Lease. In the event of a casualty that results

in damage or destruction of the Building to the extent of more than twenty-five percent (25%) of its value (as reasonably determined by Lessor and Lessee) or at a time when there remains fewer than two (2) years on the existing Term and Lessee has not exercised an option to renew or extend (if one is available), then either Lessor or Lessee may terminate this Lease. Upon termination, Lessor or Lessee, as the case may be, shall send written notice of such termination to the other party and, thereupon, both parties shall be discharged of their obligations thereafter accruing under this Lease and all Rent shall be adjusted to the date of such casualty, including the refunding to Lessee of any and all advance Rent payments made by Lessee.

C. Lessor shall not be liable for any damage, compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the Building, the interruption in the use of the Premises, or the termination of this Lease by reason of the destruction of the Premises, other than abatement of Rent as set forth in subsections A and B above. Lessor is not responsible for personal property of Lessee damaged by any cause other than Lessor's gross negligence or willful misconduct. Lessor shall not be liable for any injury or damage caused by water, rain, snow or ice that may leak or flow from whatever source into or about the Premises or the Building within which the Premises is located.

D. Lessor shall not be liable for any consequential damages, lost profits, loss of business or other injury to Lessee and/or its business by reason of any inconvenience, disturbance or annoyance arising from the repair of the Premises, or interruption in the use of the Premises or the termination of this Lease by reason of the destruction of the Premises.

30. WAIVER OF CUSTOM.

Each party shall, any law, usage or custom to the contrary notwithstanding, have the right at all times to enforce the covenants and provisions of this Lease in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of such in refraining from so doing at any time or times, and such party's failure at any time or times to enforce its rights under said covenants and provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provision and covenants of this Lease or as having in any manner modified the same.

31. TERMS/CONDITIONS UNIQUE TO TABcom, LLC

A. Sublet to TABcom, LLC. Notwithstanding anything to the contrary contained herein, this Lease is contingent and subject to Lessee subletting to TABcom, LLC, a Nevada limited liability company, which as of the date hereof maintains a business office at the Premises. Such sublet shall encompass approx. 6,100 SF as depicted on **Exhibit D,** attached hereto and made a part hereof. The terms and conditions of the sublet shall be addressed in a separate Sublease Agreement between TABcom, LLC and Lessee. As an inducement to enter into this Lease, the Lessor hereby agrees to permit all aforementioned rentals to be paid and retained to Lessee. For purposes of clarity, the Lessor and Lessee hereby acknowledge that the subject demised premises to be occupied by the subtenant are not independently metered, and accordingly Lessee shall be solely responsible for all costs for utility services at the demised premises occupied by the subtenant. Proration of all costs associated with utility services, maintenance costs, insurance and any other costs, charges and fees commonly shared at the Property shall be defined in the Sublease Agreement, the form of which is attached hereto, made a part hereof and marked **Exhibit E.**

B. **Other Contingencies.** Notwithstanding anything to the contrary contained herein, this Lease is also contingent on the following:

(i) Execution by Lessee and TABcom, LLC of a term extension and amendment to the existing Fulfillment Services Agreement, in a form reasonably acceptable to both parties.

(ii) Execution by Lessee and TABcom, LLC of a Managed Services Agreement, in a form reasonably acceptable to both parties.

(iii) Those other contingencies more particularly set forth in **Exhibit F.**

C. **Transfer Of Equipment.** In addition to the foregoing terms and conditions for the leasing of the Premises, and as a material and consequential inducement for the Lessee to enter into this Lease, the parties hereto have agreed that certain equipment presently at the Premises which may be successfully used in the business operations of the Lessee in conducting its permitted use hereunder shall be sold, transferred and conveyed by the Lessor to the Lessee upon the Lessee's execution of this Lease and taking possession of the demised Premises in accordance with this Lease, exclusive of racking ("Racking") that exists as of the Commencement Date. (all equipment as aforesaid exclusive of the Racking may hereinafter be collectively referenced, the "Equipment").

(i). **Identification.** The specific equipment (the "Equipment") to be so conveyed shall be itemized in **Exhibit G** attached hereto and made a part hereof.

(ii) **Bill of Sale.** The sale, transfer and conveyance of the Equipment shall be memorialized by a standard Bill of Sale in that form provided in **Exhibit H,** attached hereto and made a part hereof.

(iii) **Purchase Price & Payment.** Lessor and Lessee hereby acknowledge and agree that the Equipment shall be transferred to Lessee in consideration for its entering into this Lease and other agreements to be executed in connection herewith, and Lessee shall have no monetary obligation to Lessor for the transfer of the Equipment.

(iv) **Racking.** Lessee hereby agrees that all Racking as of the Rental Commencement Date shall either remain at the Premises or be returned to the Premises if removed during the tenancy, and Lessee shall return the Racking to Lessor in good condition, reasonable wear and tear excepted.

32. LESSEE REMEDIES UPON LESSOR DEFAULTS.

A. Except as otherwise provided in this Lease, Lessor shall be in default under this Lease if Lessor fails to perform any of its material covenants under this Lease within thirty (30) days after written notice and demand therefor is served upon Lessor by Lessee (a "Lessor Event of Default"); provided, however, that if the covenant to be performed by Lessor is of such nature that the breach thereof cannot reasonably be cured or remedied by Lessor within such thirty (30) day period, such default by Lessor shall not be deemed a Lessor Event of Default if Lessor promptly commences action to remedy the default within said thirty (30) day period and thereafter diligently attempts to remedy the default.

B. If Lessor shall default in the performance of any obligation or responsibility under this Lease, Lessee may perform the same for the account and at the expense of Lessor, after first giving notice to Lessor of its intention to do so. If Lessee at any time is compelled to pay, or elects to pay, any sum of money, or to do any act which will require the payment of any sum of money by reason of the failure of Lessor to comply with any provision(s) hereof, or if Lessee is compelled to incur any expense, including counsel fees, in instituting, prosecuting, defending or reasonably settling any action or proceeding instituted by reason of any default of Lessor hereunder, the amount of such payments, expenses, or settlement shall be paid by Lessor to Lessee at Lessee's address for notices herein within thirty (30) days after demand therefor accompanied by reasonable documentation which substantiates the need for such action to be taken to maintain the integrity of the underlying tenancy and the costs, charges and/or expenses incurred therefor, together with interest at the current prime rate per annum.

C. No right or remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other right or remedy herein or under law, and each right or remedy shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity.

33. RIGHT OF FIRST REFUSAL.

The parties hereby agree as follows:

A. **Right of First Refusal.** During the term of this Lease Agreement, the Lessor shall have the liberty and right to offer the Property to which the Building and Premises are a part (the "Property") for sale to prospective buyers upon those terms and conditions established by Lessor, in its sole discretion. In the event Lessor accepts a bona fide Agreement of Sale for the Property from a buyer (the "Offer"), then in such event, and subject to Lessee not being in default of this Lease and this Lease is not terminated prior to the end of the Initial Term as set forth herein, then Lessor shall notify Lessee in writing of the terms and conditions relating to such Agreement of Sale. Lessor shall also be obligated to deliver to Lessee written evidence to Lessee of the prospective buyer's ability and contractual right to purchase the Property, and the terms and conditions of such right to purchase. Under such circumstances, Lessee shall have the option to purchase the Property under identical terms and conditions as set forth in the subject Agreement of Sale, but subject to a three (3%) percent increase in the Purchase Price contained within the Offer.

B. **Exercise of Right of First Refusal.** In the event that Lessee desires to exercise its Right of First Refusal right as identified in the foregoing Section, then Lessee shall do so by providing written notice of such intention to Lessor together with the delivery of the applicable initial earnest deposit provided for in the Offer to Lessor no later than ten (10) days after Lessee receives notice of the Offer by Lessor. Should the Lessee elect not to exercise its rights under this subsection, and the Property is sold consistent with the Offer, then all options associated with the Lessee's right to purchase the Property shall terminate and neither party shall then or thereafter have any further obligation and/or liability to the other on such account.

C. **Consummation of Purchase.** In the event of the exercise by Lessee of the Right of First Refusal, Lessee and Lessor shall consummate the sale and purchase of the Property as set forth in the Offer.

D. **Rival of Right of First Refusal.** Where the Lessor fails to successfully complete Closing of a given Offer, then Lessee's Right of First Refusal shall not extinguish, and therefore Lessee shall be permitted to exercise its Right of First Refusal as set forth in Section 33(A) until Closing on a a given Offer is successfully concluded.

34. LESSEE'S INSPECTIONS.

A. Lessor agrees to permit Lessee, or Lessee's representatives, to enter upon the Premises at any time prior to the Commencement Date for the purpose of making inspections and surveys of the Premises, and to permit Lessee or Lessee's agents to conduct any such inspections.

35. MISCELLANEOUS TERMS.

A. This Agreement shall inure to the benefit of and be legally binding upon the parties hereto and their respective heirs, personal representatives, successors, and permitted assigns.

B. **Pronouns.** Where appropriate herein, the references to the masculine gender shall includes the feminine and neuter, the singular shall include the plural and the plural, the singular, in each case as the context may require.

C. **Severability.** If any provision of this Lease shall be held invalid, illegal or unenforceable, all other provisions of this Lease shall remain and continue in full force and effect and shall not be effected thereby.

D. **Notice.** All notices, requests, demands and other communications under this Agreement shall be provided as follows: All notices required to be given by Lessor to Lessee shall be by certified mail, return receipt requested, overnight delivery by a national carrier, or hand delivery , to be addressed as follows:

If to Lessor:	Westminster Properties, Inc. c/o Carlo Tabibi, President. 1015 Galey Avenue, Suite 200 Los Angeles, CA 90024
With a copy to:	Allen M. Mandelbaum, Esq. Plymouth Greene Office Campus 1000 Germantown Pike, Suite D3 Plymouth Meeting, PA 19462 allen@plymouthlaw.net (Fax) 610-279-3005
If to Lessee:	Sigma Holdings, LLC t/a & d/b/a Fifth Gear Albert H. Langsenkamp, Chairman and CEO 6720 Parkdale Place Indianapolis, IN 46254

E. **Recording.** Lessee shall not have the right to record this Lease or to record a Memorandum of this Lease. Any attempt to so record shall be an incurable breach of this Lease by Lessee.

F. **Captions.** The captions and paragraph headings in this Agreement are included for convenience of reference and shall not affect nor be considered in the interpretation or construction of any provision of this Agreement.

G. **Counterparts.** This Agreement may be executed in counterparts, each of which shall constitute an original and taken together shall constitute one and the same agreement.

H. **Governing Law and Integration.** This Lease shall be governed and construed according to the laws of the Commonwealth of Pennsylvania as if the Agreement were made in Commonwealth of Pennsylvania for performance entirely within the Commonwealth of Pennsylvania. Both parties consent to jurisdiction and venue solely in the Luzerne County Court of Common Pleas, the Commonwealth of Pennsylvania, or federal court with lawful jurisdiction.

I **Entire Agreement**. This Agreement sets forth the entire agreement and understanding between the parties with respect to the subject matter herein and supersedes all other prior and contemporaneous agreements, understandings, representations and warranties whether oral or written. This Agreement may not be amended, modified or altered or any of its provisions waived except in writing and signed by the authorized officer of the party against whom enforcement is sought. This Agreement shall be construed without reference to custom or usage of trade, except where provided herein.

J. **Digital Cryptographic Signatures**. This Agreement may be executed via an electronic conveyance of this Agreement accompanied by a verified digital cryptographic signature of a given party thereto, consistent with Pennsylvania's adoption of The Uniform

Electronic Transactions Act commonly referenced, The Electronic Transactions Act, 73 P.S. §2250.8. Accordingly, such digital form of this Agreement shall constitute an original and taken together with other copies executed by the other party, shall constitute one and the same instrument.

IN WITNESS of the due execution and delivery hereof, the parties whose signatures appear below intend to be legally bound hereby.

LESSOR:

WESTMINSTER PROPERTIES, INC.

BY: ____________________ 4/1/11

Carlo Tabibi, President [*Date*]

LESSEE:

Sigma Holdings, LLC t/a & d/b/a Fifth Gear

BY: ____________________ 4-1-2011

Albert H. Langsenkamp, Chairman and CEO [*Date*]

EXHIBIT A

[Diagram of Demised Premises]

EXHIBIT B

[Improvements & Trade Fixtures Included in Demised Premises]



EXHIBIT C

[TABcom, LLC Minimum Shipment Schedule]

EARLY TERMINATION RIGHT

Both Parties agree that Lessee shall have the right to terminate the Lease upon failure by TABcom, LLC to produce the minimum orders shipped through Fifth Gear (Lessee) managed distribution facilities, current and future, as outlined by calendar year below:

2011	*650,000*	*Combined orders (minimum of 300,000 in Hazleton PA facility)*
2012	650,000	Combined orders (minimum of 200,000 in Hazleton PA facility
2013	600,000	Combined orders
2014	500,000	Combined orders

EXHIBIT D

[Graphic Depiction Identifying Demised Premises for TABcom, LLC]

EXHIBIT E

[Sublease Agreement – TABcom, LLC]

EXHIBIT F

[Other Contingencies - Lease]

TABCOM SUBLEASE AGREEMENT

Both Parties agree that Lessee's sublease to TABcom, LLC for the 6,100 square feet of Demised Premises presented on Exhibit D shall be for terms and conditions substantially equivalent to the terms and conditions granted to Lessor under this Lease agreement. Accordingly, the sublease with TABcom, LLC will include at a minimum, the following terms and conditions:

- Minimum Rent of $2.75 for 6,100 square feet as presented on Exhibit D
- Prorata allocation of all utilities, insurance, and repairs and maintenance which solely directly relate to the Demised Premises and other costs paid by Lessee under this Lease agreement
- Forty eight (48) month lease term commencing April 1, 2011 and expiring March 31, 2015

Should TABcom, LLC fail to execute a sublease agreement with Fifth Gear on or before April 15, 2011, Lessor agrees that the 6,100 Demised Premises depicted on Exhibit D shall be excluded from the scope of this Lease and the Minimum Rent schedule provided in section 4(a) of this agreement will be adjusted accordingly, retroactive to the Commencement Date.

REPAIRS AND MAINTENANCE PENDING INSPECTION RESULTS

Both Parties acknowledge that the results of the facility inspection conducted on March 30 and 31 remain pending as of the commencement date of this Lease. As such, this Lease is contingent on both parties mutual agreement to the scope of repairs and maintenance to be completed by the Lessor resulting from the final inspection report. The inspection report will be provided to Lessor by Lessee on or before April 5, 2011 and both parties commit to identify the agreed upon repairs and maintenance on a Work Schedule to be included within as Exhibit I, on or before April 7, 2011.

EXHIBIT G

[Equipment to be Conveyed to Lessee]

The Transferred Assets shall mean the following assets solely related to TABcom, LLC Warehouse Assets and vehicle:

Warehouse Equipment & Furniture:

Qty	Description
2	Expandable Conveyors
2	Bendi Forklifts
1	Toyota Forklift
2	Elec. Walk behind Hyster Forklifts
2	Elec. Pallet Jack Crown Forklifts
1	Elec. Pallet Jack Yale Forklift
4	Elec. Man-Up Hyster Forklifts
1	Elec. Man-Up Yale Forklift
4	Manual Pallet Jacks
1	Portable Steel Dockplate
1	Heavy Duty Frklft Cage
120	Plastic Picking Bins
9	Battery Chargers (4-GNB, 3-Exide, 1-Powerfactor, 1-KW)
1	Loosefill Conveying and Dispensing System (FP International – Bulk Air)
1	Scale Machine (Shipping)
1	McLain Cardboard Bailer
4	Sealed Air Bubble Machines
5	Walk Behind Push Carts
1	Manual Lift Battery Changer
1	Shrink Wrap machine
40	Wire Picking Carts
5	Safety Video Instruction Man.
20	Tape Guns
22	Warehouse Packing Stations
8	Scales for weighing Product
2	Impulse Sealers
1	Heat Gun
1	Toshiba Copier/Fax Machine
15	Filing cabinets
15	Desks
2	Refrigerators
2	Podiums
8	Garbage/Hopper Bins
19	Corkboards
6	Dry Erase Boards
2	Snow shovels
2	Ice Scrapers
1	Lg Bortek Floor Scrubber
1	Sm Floor Scrubber
13	Brooms (various sizes)
5	Dustpans

Personalization Machines:

Qty	Description
1	6 -Head Burudan (15 Needle)
1	Single-Head Barudan (15 Needle)
4	Single-Head Barudan (9 Needle)
3	Sublimation Mug Press
2	Sublimation Clam Shell Press
1	Hanes Sublimation Software Pkg
1	Sewing Machines
2	Graphograph Machines
2	Hermes Engravers [1 Good, 1 Non-Operational (parts))]
5	Single Head Meistergram [3 Good, 2 Non-Operational (parts)]
5	Single Head Baruden (7 Needle)

Hardware

Qty	Description
40	HP Computers
10	Symbol RF Scan Guns w Docking St.
10	HP Printers
2	Ricoh Printers
1	AVS TV (VHS)

EXHIBIT H

[Bill of Sale for Equipment to be Conveyed to Lessee]

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that **Westminster Properties, Inc.**, a corporation organized and duly existing under the laws of the State of Nevada having a place of business located in Hazle Township, Luzerne County, Penna. ("Seller"), for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, has granted, bargained, sold, conveyed, transferred, assigned and delivered and by these presents does hereby grant, bargain, sell, convey, transfer, assign and deliver to **Sigma Holdings, LLC t/a & d/b/a Fifth Gear**, an Indiana limited liability company ("Buyer"), its successors and assigns, all right, title and interest in and to the following real and personal property, all as are more fully described and defined in the Lease Agreement (the "Lease Agreement" effective the 1st day of April, 2011 by and between Seller and Buyer:

1. That Equipment referenced in Section 32 of the Lease Agreement, and further identified with particularity in Exhibit G thereto.

2. The Equipment is to be sold, transferred, and conveyed in "AS IS" condition, without express or implied warranty towards its physical and/or operation character and/or ability, including without limitation warranty for its use for a specific purpose.

TO HAVE AND TO HOLD the Equipment unto the Buyer, its successors and assigns, forever.

Seller hereby represents and warrants to Buyer: (i) that Seller has good and marketable title to all of the Equipment, free and clear of any liens, charges, security interests, or encumbrances of any nature whatsoever; and (ii) that Seller will warrant and defend said title against the claims of any and all other persons, firms, corporations or other entities, whatsoever.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the _____ day of April, 2011.

SELLER:

WESTMINSTER PROPERTIES, INC.

BY: ______________________

Carlo Tabibi, President

ATTEST: ______________________ Secretary

EXHIBIT I

[Work Schedule – Lessor]